EXHIBIT 21

CROWN CASTLE INTERNATIONAL CORP. SUBSIDIARIES

Subsidiary	Jurisdiction of Incorporation
CC Holdings GS V LLC	Delaware
CC Towers Guarantor LLC	Delaware
CC Towers Holding LLC	Delaware
CCGS Holdings LLC	Delaware
Crown Atlantic Company LLC	Delaware
Crown Castle Atlantic LLC	Delaware
Crown Castle Australia Holdings Pty Limited	Australia
Crown Castle Australia Pty Ltd (f/k/a CCAL Towers Pty Ltd.)	Australia
Crown Castle CA Corp.	Delaware
Crown Castle GT Company LLC	Delaware
Crown Castle GT Corp.	Delaware
Crown Castle GT Holding Sub LLC	Delaware
Crown Castle Investment Corp.	Delaware
Crown Castle Operating Company (f/k/a Crown Castle USA Holdings Company)	Delaware
Crown Castle Operating LLC	Delaware
Crown Castle PT Inc.	Delaware
Crown Castle South LLC	Delaware
Crown Castle Towers 05 LLC	Delaware
Crown Castle Towers LLC	Delaware
Crown Castle USA Inc. (f/k/a Crown Network Systems, Inc.)	Pennsylvania
Crown Communication Inc. (d/b/a/ Crown Communications, CrownCom)	Delaware
Global Signal Acquisitions II LLC	Delaware
Global Signal Acquisitions III LLC	Delaware
Global Signal Acquisitions IV LLC	Delaware
Global Signal Acquisitions LLC	Delaware
Global Signal GP LLC	Delaware
Global Signal Holdings III LLC	Delaware
Global Signal Operating Partnership, LP	Delaware
Pinnacle Towers Acquisition LLC	Delaware
Pinnacle Towers Acquisitions Holdings LLC	Delaware
Pinnacle Towers LLC	Delaware